UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36812 (Commission File Number)	46-5087339 (IRS Employer Identification No.)
2450 Holcombe Blvd., Suite X, Houston, Texas 77021
(Address of principal executive offices, with zip code)

(832) 834-6992
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this     chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 5, 2021, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”), pursuant to which the Company may issue and sell, from time to time, shares of its common stock having an aggregate offering price of up to $6,306,000 (the “Shares”), depending on market demand, with the Agent acting as the sales agent or principal. Sales of the Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the NASDAQ Capital Market. The Agent will use its commercially reasonable efforts to sell the Shares requested by the Company to be sold on its behalf, consistent with the Agent’s normal trading and sales practices, under the terms and subject to the conditions set forth in the Sales Agreement. The Company has no obligation to sell any of the Shares. The Company may instruct the Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time and the Company may at any time suspend sales pursuant to the Sales Agreement.

The Company will pay the Agent a commission of up to 3.0% of the gross proceeds from the sale of Shares by the Agent under the Sales Agreement. The Company has also agreed to reimburse the Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel up to $2,500 per calendar quarter. In addition, the Company has agreed to provide customary indemnification rights to the Agent.

The Offering will terminate upon the earlier of (1) the issuance and sale of all shares of the Company’s common stock subject to the Sales Agreement, or (2) the termination of the Sales Agreement as permitted therein.

Any sales of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-231010), including the related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2019 and declared effective on May 17, 2019, as supplemented by the prospectus supplement dated February 5, 2021, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement. The aggregate market value of Shares eligible for sale in the Offering and under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The prospectus supplement filed with the SEC on February 5, 2021 is only offering Shares having an aggregate offering price of $6,306,000. The Company will be required to file another prospectus supplement in the event it determines to offer more than $6,306,000 of Shares in accordance with the terms of the Sales Agreement, to the extent then permitted under General Instruction I.B.6 of Form S-3. The Company intends to use the net proceeds from this offering for general corporate purposes and for working capital.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this report and is incorporated herein by reference. A copy of the legal opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this report and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of any Shares, in any jurisdiction in which it is unlawful to make the offer, solicitation or sale.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number    Description
1.1 At the Market Offering Agreement, dated February 5, 2021, by and among Salarius Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc.
5.1    Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1    Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2021

SALARIUS PHARMACEUTICALS, INC.

By:     /s/ Mark J. Rosenblum
Mark J. Rosenblum
Executive Vice President and Chief Financial Officer